                                                                 EXHIBIT 3.22.02


                                                      ENDORSED
                                                       FILED
                                                In the office of the
                                                 Secretary of State
                                             and the State of California

                                                    OCT 25 1977
                                                   MARCH FONG EU,
                                                 Secretary of State
                                                  By IRENE SANCHEZ
                                                        Deputy

                           ARTICLES OF INCORPORATION


                                       OF


                INSPIRATIONAL MEDIA OF SOUTHERN CALIFORNIA, INC.
                ------------------------------------------------


        1. The name of this Corporation is Inspirational Media of Southern California, Inc.

        2. The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

        3. The name and address in this State of California of this Corporation's initial agent for service of process is: Clinton Morey, 1717 Broad View Drive, Glendale, California 91208.

        4. This Corporation is authorized to issue only one class of shares of stock; and the total number of shares which this Corporation is authorized to issue is one hundred thousand (100,000).

        Dated:  October 20, 1977



                                                /s/ Nancy A. Epperson
                                         ---------------------------------
                                                NANCY A. EPPERSON

        I declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                                /s/ Nancy A. Epperson
                                         ---------------------------------
                                                NANCY A. EPPERSON

Articles of Incorporation,
Inspirational Media of Southern
 California, Inc.
Page Two

STATE OF NORTH CAROLINA  )

                         )  ss.

COUNTY OF _____________  )

     On _________________________, 1977 before me, the undersigned, a Notary
Public in and for said State, personally appeared NANCY A. EPPERSON, known to me to be the person whose name is subscribed to the within instrument and she acknowledged that she executed the same.

     WITNESS my hand and official seal.


                                            ---------------------------------
                                            Notary Public


   Notary Public Official Seal
      My Commission Expires

       ____________________



          North Carolina

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